PRESS RELEASE

deltathree Reports Fourth Quarter and Full Year 2010 Financial Results

Fourth quarter 2010 revenues rise 19% sequentially and 14% year-over-year deltathree Successfully Secures $1.6 Million in Additional Financing as of March 2, 2011

New York, NY – March 3, 2011 – deltathree, Inc. (OTCQB: DDDC & OTCBB: DDDC.OB), a global provider of video and voice over Internet Protocol (VoIP) telephony services, products, hosted solutions and infrastructures for service providers, resellers and direct consumers, today announced financial results for the fourth quarter and full year 2010 ended December 31, 2010.

Mr. Effi Baruch, Chief Executive Officer, President and Senior Vice President of Operations and Technology of deltathree, stated, “deltathree’s fourth quarter 2010 results were highlighted by our third consecutive quarter of increased top line revenue as we extended our growth trajectory based on solid demand for our expanded range of global VoIP-based voice and video solutions.  Sales were driven by stronger than projected demand for our new mobile VoIP applications, the continued rollout of our digital voice and video phone offerings as well as an improved performance among some of our larger international reseller customers. While the full year revenue comparison reflects the suspension of the operations of our then-largest reseller customer at the end of 2009, we successfully recorded double-digit revenue growth in the most recently completed quarter. Renewed top line growth combined with our ongoing efficiency and cost reduction measures allowed us to improve deltathree’s bottom line performance in 2010, while we continue to innovate and deploy next generation communications solutions.”

“On the product development front, we are continuing to build on the momentum of our mobile VoIP applications, which offer cellular customers new and flexible ways to make low cost mobile calls over 3G cellular networks as well as WiFi networks.  We are extending the successful launch of our joip Mobile and ACN Mobile World applications with the deployment of white label offerings based our mobile VoIP dialer capabilities as well as adding application support for the Blackberry mobile operating system, opening up a vast additional market comprised of millions of Blackberry customers worldwide. We are also moving forward with the development of a new video content system as a way to deliver additional value added services to our video phone customers, with the goal of furthering monetizing the high bandwidth delivery platform we have deployed across our international digital video phone customer base.”

“In addition to the recent appointment of our new Vice President of Business Development and Sales we have expanded our sales force to further improve our international sales reach and distribution channels, providing a foundation for additional growth.  Subsequent to year-end 2010, we also successfully secured an additional $1.6 million in line of credit financing from our largest shareholder to help fund operations as well as additional growth initiatives. With our world-class international VoIP network at the core, we are optimistic for the first quarter of 2011, as we see attractive opportunities for growth in the mobile application, video phone and reseller markets based on the continued demand for next generation communications solutions,” concluded Mr. Baruch.

For the fourth quarter of 2010, deltathree reported total revenues of $4.2 million compared with $3.5 million in the third quarter 2010 and $3.7 million reported for the fourth quarter of 2009. For the full year 2010, deltathree reported total revenues of $14.2 million compared to $19.0 million for the full year 2009. The year-over-year decline in full year revenue was primarily related to the suspension of the operations of deltathree’s then-largest reseller customer in the fourth quarter of 2009.

Fourth quarter 2010 GAAP net loss totaled $481,000, or $(0.01) per diluted share, compared to a GAAP net loss for the fourth quarter of 2009 of $1.1 million, or $(0.02) per diluted share. deltathree’s GAAP net loss improved sequentially compared to a GAAP net loss of $729,000, or $(0.01) per diluted share in the third quarter of 2010. Full year 2010 GAAP net loss totaled $2.5 million, or $(0.03) per diluted share, compared to a GAAP net loss for the full year 2009 of $3.2 million, or $(0.05) per diluted share.

Fourth quarter 2010 non-GAAP adjusted EBITDA (as defined below) loss was $308,000, or $(0.00) per diluted share, compared to a non-GAAP adjusted EBITDA loss of $1.2 million, or $(0.02) per diluted share, for the fourth quarter of 2009. deltathree’s non-GAAP adjusted EBITDA loss improved sequentially compared to a non-GAAP adjusted EBITDA loss of $331,000, or $(0.00) per diluted share in the third quarter of 2010. Full year 2010 non-GAAP adjusted EBITDA loss was $1.4 million, or $(0.02) per diluted share, compared to a non-GAAP adjusted EBITDA loss of $2.5 million, or $(0.04) per diluted share, for the full year 2009.

deltathree defines adjusted EBITDA as earnings before stock-based compensation, telecom tax adjustment, interest, income taxes, depreciation and amortization, and accrual for contingency. deltathree uses adjusted EBITDA as a measure of the company’s operating trends.  The adjusted EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" following the Condensed Consolidated Statements of Cash Flows included in this press release.

As of December 31, 2010, deltathree held approximately $475,000 in cash, cash equivalents, restricted cash and short-term investments, and had negative working capital equal to approximately $3.9 million and negative stockholders’ equity equal to approximately $3.6 million.

Subsequent to year-end 2010, deltathree successfully secured $1.6 million in additional financing in the form of a line of credit from the D4 Holdings LLC, the Company’s largest shareholder, to fund the Company’s operations as well as additional growth initiatives. While deltathree’s cost-reduction activities continue to yield measurable improvements, the company is continuing to draw upon its cash reserves on a monthly basis. The company is continuing to explore potential capital initiatives aimed at further strengthening its balance sheet and remedying its negative working capital.

Adjusted EBITDA Financial Disclosure
Investors are cautioned that adjusted EBITDA is not a measure of liquidity or financial performance under generally accepted accounting principles (“GAAP”). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of the company’s operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. Adjusted EBITDA financial information is presented because deltathree believes that it is helpful to some investors as one measure of the company’s operations. deltathree cautions investors that non-GAAP financial information such as adjusted EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare deltathree’s results with the results from other reporting periods and with the results of other companies.

About deltathree
Founded in 1996, deltathree, Inc. is a global provider of video and voice over Internet Protocol (VoIP) telephony services, products, hosted solutions and infrastructures for service providers, resellers and direct consumers. Supporting tens of thousands of active users around the world, deltathree serves customers through its service provider and reseller channel and its direct-to-consumer channel. deltathree's advanced solutions offer service providers and resellers a full spectrum of private label IP-based digital voice and video products and services, as well as a back-office suite of services. Utilizing advanced Session Initiation Protocol (SIP) technology, deltathree provides all the components to support a complete VoIP service deployment. deltathree's direct-to-consumer channel consists of the joip Mobile, joip and iConnectHere direct-to-consumer offerings.

For more information about deltathree, please visit our website at www.deltathree.com.

For more information about joip Mobile, please visit our website at www.joipmobile.com.

For more information about joip, please visit our website at www.joip.com.

For more information about iConnectHere, please visit our website at www.iconnecthere.com.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors that could cause actual results to differ are: our ability to obtain additional capital in the near-term to finance operations;  our ability to reduce our costs and expenses and expand our revenues; our ability to retain key personnel and employees needed to support our services and ongoing operations; our dependence on a small number of key customers for a significant percentage of our revenue; decreasing rates of telecommunications services; the public’s acceptance of VoIP telephony, and the level and rate of customer acceptance of our new products and services; the competitive environment of Internet telephony and our ability to compete effectively; fluctuations in our quarterly financial results; our ability to maintain and operate our computer and communications systems without interruptions or security breaches; our ability to operate in international markets; our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of equipment owned and operated by third parties; the uncertainty of future governmental regulation; our ability to successfully seek the return of substantially all of the funds seized by the Department of Homeland Security; our ability to protect our intellectual property against infringement by others, and the costs and diversion of resources relating to any claims that we infringe the intellectual property rights of third parties; our ability to comply with governmental regulations applicable to our business; the need for ongoing product and service development in an environment of rapid technological change; and other risks  referenced from time to time in our filings with the SEC and available on the Internet at http://www.sec.gov.  Except as required under the federal securities laws and the rules and regulations of the SEC, deltathree does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions or otherwise.

Investor Relations Contact:	Company Contact:
Erik Knettel	Arie Rand
Grayling	Chief Financial Officer and Treasurer
1-646-284-9415	1-212-500-4860
ir@deltathree.com	arie.rand@deltathree.com

DELTATHREE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
($ in thousands)

	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$308	$1,514
Restricted cash and short-term investments	167	366
Accounts receivable, net (including $235 and $85 as of December 31, 2010 and December 31, 2009 respectively for related party)	812	270
Prepaid expenses and other current assets	406	409
Inventory	25	29
Total current assets	1,718	2,588

Property and equipment, net	398	654
Deposits	80	67

Total assets	$2,196	$3,309

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital leases	$7	$144
Accounts payable and accrued expenses	1,554	1,912
Deferred revenues	659	657
Short-term loan from a related party	1,900	-
Other current liabilities	1,484	1,868
Total current liabilities	5,604	4,581

Long-term liabilities:
Capital leases - net of current portion	-	3
Severance pay obligations	152	150
Total current liabilities	152	153
Total liabilities	5,756	4,734

Stockholders' equity (deficiency):
Share capital:
Common Stock, par value $0.001 per share; authorized 200,000,000 shares;
issued and outstanding: 72,243,971 at December 31, 2010, and 72,030,505 at December 31, 2009.	72	72
Additional paid-in capital	174,684	174,324
Accumulated deficit	(178,316)	(175,821)
Total stockholders’ equity	(3,560)	(1,425)

Total liabilities and stockholders’ equity	$2,196	$3,309

DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Revenues	$4,213	$3,683	$14,200	$19,002

Costs and operating expenses:
Cost of revenues	3,374	3,329	11,220	16,127
Research and development expenses	367	130	1,483	464
Selling and marketing expenses	277	287	958	1,201
General and administrative expenses	549	887	2,322	3,514
Accrual for contingency	-	-	176	-
Depreciation and amortization	46	167	345	890

Total costs and operating expenses	4,613	4,800	16,504	22,196

Loss from operations	(400)	(1,117)	(2,304)	(3,194)

Capital gain	-	-	-	86
Other non-operating income	-	-	-	15
Interest expense	71	8	162	72
Net loss before taxes	(471)	(1,125)	(2,466)	(3,165)
Income taxes	10	5	29	34
Net loss	$(481)	$(1,130)	$(2,495)	$(3,199)

Basic and diluted net loss per share	$(0.01)	$(0.02)	$(0.03)	$(0.05)

Basic and diluted weighted average number of shares outstanding	72,242,021	71,999,255	72,231,942	67,877,743

DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
($ in thousands)

	2010	2009
Cash flows from operating activities:
Net loss	$(2,495)	$(3,199)
Adjustments to reconcile net loss for the year to net cash (used in) provided by operating activities:
Depreciation and amortization	345	890
Write-off of office equipment	-	20
Tax provision	-	(400)
Stock-based compensation	360	142
Capital gain, net	-	(86)
Increase (decrease) in liability for severance pay, net	2	10
Provision for losses on accounts receivable	24	253
Exchange rates differences on deposits, net	(13)	-

Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(567)	237
(Decrease) increase in prepaid expenses other current assets	3	(59)
Decrease (increase) in inventory	3	4
(Decrease) increase in accounts payable and accrued expenses	(358)	427
Increase (decrease) in deferred revenues	2	(114)
(Decrease) increase in other current liabilities	(384)	645
	(583)	1,969
Net cash (used in) operating activities	(3,078)	(1,230)

Cash flows from investing activities:
Purchase of property and equipment	(89)	(192)
Proceeds from sale of property and equipment	-	156
Decrease (increase) in short-term investments	-	(49)
Write-off of long term deposits	-	50
Net cash (used in) investing activities	(89)	(35)

Cash flows from financing activities:
Payment of capital leases	(140)	(140)
Proceeds from exercise of options	-	14
Proceeds from issuance of shares, net	-	1,070
Release of restricted cash	201	47
Short-term loan from a related party	1,900	-
Net cash provided by financing activities	1,961	991

(Decrease) increase in cash and cash equivalents	(1,206)	(274)
Cash and cash equivalents at beginning of year	1,514	1,788
Cash and cash equivalents at end of year	308	1,514

Supplemental disclosures of cash flow information:
Cash paid for:
Taxes	$29	$25

Cash received from:
Proceeds from issuance of shares	-	1,170
Direct costs paid for services due to issuance of shares	-	(100)
Total proceeds	-	(1,070)

DELTATHREE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	($ in thousands, except share data)
Net loss in accordance with generally accepted accounting principles	$(481)	$(1,130)	$(2,495)	$(3,199)

Add/(less):
Depreciation and amortization	46	167	345	890
Telecom tax adjustment	-	(400)	-	(400)
Stock-based compensation	46	107	360	142
Accrual for contingency	-	-	176	-
Interest expense	71	8	162	72
Income taxes	10	5	29	34

Adjusted EBITDA	$(308)	$(1,243)	$(1,423)	$(2,461)

Basic and diluted adjusted EBITDA per share	$(0.00)	$(0.02)	$(0.02)	$(0.04)

Basic and diluted weighted average number of shares outstanding	72,242,021	71,999,255	72,231,942	67,877,743

deltathree defines adjusted EBITDA as earnings before stock-based compensation, telecom tax adjustment, interest, income taxes, depreciation and amortization, and accrual for contingency.